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                                                                       EXHIBIT 5



                                                                 August 13, 1998


AmSouth Bancorporation,
  AmSouth - Sonat Tower,
     1900 Fifth Avenue North,
         Birmingham, Alabama 35203.


Ladies and Gentlemen:

          In connection with the registration under the Securities Act of 1933 (the "Act") of $500,000,000 aggregate initial offering price of (i) senior debt securities (the "Senior Debt Securities") and subordinated debt securities (the "Subordinated Debt Securities" and, collectively with the Senior Debt
Securities, the "Debt Securities"), (ii) shares of preferred stock, without par value (the "Preferred Stock"), which may be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Depositary Receipts"), (iii) shares of common stock, par value $1.00 per share (the "Common Stock"), and related stock purchase rights (the "Rights") to be issued pursuant to the
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AmSouth Bancorporation                                                       -2-

Stockholder Protection Rights Agreement, dated as of December 18, 1997 (the "Rights Agreement"), between the Company and AmSouth Bank, as rights agent (the "Rights Agent"), and (iv) warrants to purchase Debt Securities, Preferred Stock or Common Stock (the "Warrants" and, collectively with the Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Rights, the "Securities") of AmSouth Bancorporation, a Delaware corporation (the "Company"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

          Upon the basis of such examination, we advise you that, in our opinion:

          (1) With respect to the Senior Debt Securities, when the registration statement relating to the Securities (the "Registration Statement") has become effective under the Act, the indenture relating to the Senior Debt Securities (the "Senior Indenture") has been duly authorized, executed and delivered by each of the parties thereto, the terms of the Senior Debt Securities and of their issuance and sale have been
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AmSouth Bancorporation                                                      -3-

     duly established in conformity with the Senior Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Senior Debt Securities have been duly executed and authenticated in accordance with the Senior Indenture and issued and sold as contemplated in the Registration Statement, the Senior Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (2) With respect to the Subordinated Debt Securities, when the Registration Statement has become effective under the Act, the Supplemental Indenture to the indenture relating to the Subordinated Debt Securities (the "Subordinated Indenture"), which is referred to in the Registration Statement, has been
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AmSouth Bancorporation                                                     -4-

     duly authorized, executed and delivered by each of the parties thereto, the terms of the Subordinated Debt Securities and of their issuance and sale have been duly established in conformity with the Subordinated Indenture, as supplemented by the Supplemental Indenture referred to above, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Subordinated Debt Securities have been duly executed and authenticated in accordance with the Subordinated Indenture and issued and sold as contemplated in the Registration Statement, the Subordinated Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

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AmSouth Bancorporation                                                      -5-

               (3) With respect to the Preferred Stock, when the Registration Statement has become effective under the Act, a certificate of designations with respect to the Preferred Stock substantially in the form filed as an exhibit to the Registration Statement has been filed with the Secretary of State of the State of Delaware, the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company's certificate of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and nonassessable.

          (4) With respect to the Depositary Shares, when the Registration Statement has become effective under the Act, the deposit agreement relating to the Depositary Shares (the "Deposit Agreement") to be entered into between the Company and a bank or trust
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AmSouth Bancorporation                                                      -6-

     company selected by the Company to act as depositary thereunder (the "Depositary") has been duly authorized, executed and delivered by each of the parties thereto, the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Preferred Stock that is represented by the Depositary Shares has been duly authorized, validly issued, fully paid and delivered to the Depositary, and the Depositary Receipts evidencing the Depositary Shares have been executed and countersigned in accordance with the Deposit Agreement, issued against deposit of the Preferred Stock and sold as contemplated by the Registration Statement and the Deposit Agreement, the Depositary Receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary
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AmSouth Bancorporation                                                      -7-

     Shares and the Deposit Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (5) With respect to the Common Stock, when the Registration Statement has become effective under the Act, the terms of the sale of the Common Stock have been duly established in conformity with the Company's certificate of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Common Stock has been duly issued and sold as contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable.

          (6) Assuming that the Board of Directors of the Company, after fully informing itself with respect to the Rights Agreement and the Rights and after giving due consideration to all relevant matters, determined
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AmSouth Bancorporation                                                      -8-

     that the execution and delivery of the Rights Agreement and the issuance of the Rights thereunder would be in the best interests of the Company and its stockholders, and assuming further that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, then when the Registration Statement has become effective under the Act and the Common Stock has been validly issued and sold as contemplated by the Registration Statement, the Rights attributable to the Common Stock will be validly issued.

          (7) With respect to the Warrants, when the Registration Statement has become effective under the Act, the warrant agreement relating to the Warrants (the "Warrant Agreement") has been duly authorized, executed and delivered, the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body
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AmSouth Bancorporation                                                      -9-

     having jurisdiction over the Company, and the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement and the Warrant Agreement, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          In connection with our opinion set forth in paragraph (6) above, we note that the question whether the Board of Directors of the Company might be required to redeem the Rights at some future time will depend upon the facts and circumstances existing at that time and, accordingly, is beyond the scope of such opinion.

          We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion
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AmSouth Bancorporation                                                     -10-

of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a Security denominated in a foreign currency or currency unit would be required to render such judgment in such foreign currency or currency unit, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

          The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

          We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Subordinated Indenture has been duly authorized, executed and delivered by the Trustee
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AmSouth Bancorporation                                                     -11-

thereunder, which assumption we have not independently verified.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of the Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

                                                        Very truly yours,


                                                        SULLIVAN & CROMWELL